                                                                     Exhibit 5.2

                                                              September 12, 2003

TRW Automotive Inc.
12025 Tech Center Drive
Livonia, MI  48150-2122

Ladies and Gentlemen:

     I am the General Counsel of TRW Automotive Inc., a Delaware corporation
(the "Company"). The Company and certain subsidiaries of the Company named on
Annex I attached hereto (individually, a "Guarantor" and collectively, the
"Guarantors") have filed a Registration Statement on Form S-4 (the "Registration
Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the issuance by the Company of (1) $925,000,000 aggregate principal amount of 9 3/8% Senior Notes due 2013
(the "Exchange Dollar Senior Securities") and the issuance by the Guarantors of guarantees (the "Dollar Senior Guarantees"), with respect to the Exchange Dollar
Senior Securities, (2) (eurodollar)200,000,000 aggregate principal amount of
10 1/8% Senior Notes due 2013 (the "Exchange Euro Senior Securities") and the
issuance by the Guarantors of guarantees (the "Euro Senior Guarantees"), with respect to the Exchange Euro Senior Securities, (3) $300,000,000 aggregate principal amount of 11% Senior Subordinated Notes due 2013 (the "Exchange Dollar
Senior Subordinated Securities") and the issuance by the Guarantors of guarantees (the "Dollar Senior Subordinated Guarantees"), with respect to the
Exchange Dollar Senior Subordinated Securities and (4) (eurodollar)125,000,000 aggregate principal amount of 11 3/4% Senior Subordinated Notes due 2013 (the
"Exchange Euro Senior Subordinated Securities" and, together with the Exchange
Dollar Senior Securities, the Exchange Euro Senior Securities and the Exchange
Dollar Senior Subordinated Securities, the "Exchange Securities") and the
issuance by the Guarantors of guarantees (the "Euro Senior Subordinated
Guarantees" and, together with the Dollar Senior Guarantees, the Euro Senior
Guarantees and the Dollar Senior Subordinated Guarantees, the "Guarantees"),
with respect to the Exchange Euro Senior Subordinated Securities. The Exchange
Dollar Senior Securities and the Dollar Senior Guarantees will be issued under an indenture (the "Dollar Senior Notes Indenture") dated as of February 18, 2003 between the Company and The Bank of New York, as Trustee (the "Trustee"), as
supplemented by the supplemental indenture dated as of February 28, 2003, among the Company, the Guarantors and the Trustee. The Exchange Euro Senior Securities
and the Euro Senior Guarantees will be issued under an indenture (the "Euro
Senior Notes Indenture") dated as of February 18, 2003, between the Company and the Trustee, as supplemented by the supplemental indenture dated as of February
28, 2003, among the Company, the Guarantors and the Trustee. The Exchange Dollar
Senior Subordinated Securities and the Dollar Senior Subordinated Guarantees
will be issued under an indenture (the "Dollar Senior Subordinated Notes
Indenture") dated as of February 18, 2003, between the Company and the Trustee, as supplemented by the supplemental indenture dated as of February 28, 2003, among the Company, the Guarantors and the Trustee. The Exchange Euro Senior
Subordinated Securities and the Euro Senior Subordinated Guarantees will be issued under an indenture (the "Euro Senior Subordinated Notes Indenture" and,
together with the Dollar Senior Notes Indenture, the Euro Senior Notes

                                                                               2

Indenture and the Dollar Senior Subordinated Notes Indenture, the "Indentures")
dated as of February 18, 2003, between the Company and the Trustee, as supplemented by the supplemental indenture dated as of February 28, 2003, among the Company, the Guarantors and the Trustee. The Exchange Dollar Senior
Securities will be offered by the Company in exchange for $925,000,000 aggregate principal amount of its outstanding 9 3/8% Senior Notes due 2013. The Exchange
Euro Senior Securities will be offered by the Company in exchange for
(eurodollar) 200,000,000 aggregate principal amount of its outstanding 10 1/8%
Senior Notes due 2013. The Exchange Dollar Senior Subordinated Securities will be offered by the Company in exchange for $300,000,000 aggregate principal amount of its outstanding 11% Senior Subordinated Notes due 2013. The Exchange
Euro Senior Subordinated Securities will be offered by the Company in exchange for (eurodollar)125,000,000 aggregate principal amount of its outstanding
11 3/4% Senior Subordinated Notes due 2013.

     I (or members of my staff) have examined the Registration Statement and the
Indentures, which have been filed with the Commission as exhibits to the
Registration Statement. I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as I have deemed relevant and necessary in connection with the opinions expressed herein.
As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of the
Company and each of the U.S. Guarantors that is incorporated under the laws of the States of Ohio (the "Ohio Guarantors") and California (the "California
Guarantor").

     In rendering the opinions set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. I also have assumed that the Indentures are the valid and legally binding obligations of the
Trustee.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

          1. Each of the Ohio Guarantors and the California Guarantor has duly authorized, executed and delivered the Indentures.

          2. The execution, delivery and performance by each of the Ohio
     Guarantors and the California Guarantor of the Indentures and the
     Guarantees will not violate the laws of the jurisdiction in which each of them is incorporated or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

     I am a member of the Bar of each of the States of Ohio and California, and
I do not express any opinion herein concerning any law other than the laws of the States of Ohio and California.

                                                                               3

     I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the
Registration Statement. This opinion letter may be relied upon by Simpson
Thacher & Bartlett LLP.

                                               Very truly yours,

                                               /s/ David L. Bialosky
                                               ------------------------
                                               David L. Bialosky, Esq.

                                                                         ANNEX I

                                   GUARANTORS

LEGAL NAME                                          JURISDICTION OF ORGANIZATION
----------                                          ----------------------------
Kelsey-Hayes Company                                          Delaware
Kelsey-Hayes Holdings Inc.                                    Delaware
KH Holdings, Inc.                                             Delaware
Lake Center Industries Transportation, Inc.                   Minnesota
Lucas Automotive Inc.                                         Michigan
LucasVarity Automotive Holding Company                        Delaware
TRW Auto Holdings Inc.                                        Delaware
TRW Automotive Finance (Luxembourg), S.a.r.l.                Luxembourg
TRW Automotive Holding Company                                Delaware
TRW Automotive J.V. LLC                                       Delaware
TRW Automotive (LV) Corp.                                     Delaware
TRW Automotive Safety Systems Arkansas Inc.                   Delaware
TRW Automotive U.S. LLC                                       Delaware
TRW Composants Moteurs Inc.                                     Ohio
TRW East Inc.                                                 Delaware
TRW Occupant Restraints South Africa Inc.                     Delaware
TRW Odyssey Inc.                                              Delaware
TRW Overseas Inc.                                               Ohio
TRW Powder Metal Inc.                                         Delaware
TRW Safety Systems Inc.                                       Delaware
TRW Technar Inc.                                             California
TRW Vehicle Safety Systems Inc.                               Delaware
Varity Executive Payroll, Inc.                                Delaware
Worldwide Distribution Centers, Inc.                          Delaware